Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information presents the Solutions Divestiture and certain other material transactions, as further described below. The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included elsewhere in this filing.

The historical financial information of Inpixon was derived from the unaudited condensed consolidated financial statements of Inpixon and subsidiaries as of and for the nine months ended September 30, 2023 and the audited consolidated financial statements of Inpixon and subsidiaries for the year ended December 31, 2022. Such unaudited pro forma financial information has been prepared on a basis consistent with the financial statements of Inpixon and its subsidiaries. This information should be read together with the financial statements of Inpixon and related notes.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2023 presents the historical balance sheet of Inpixon on a pro forma basis as if the Solutions Divestiture had been consummated on September 30, 2023. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 give pro forma effect to the Solutions Divestiture and other material transactions as if they had occurred on January 1, 2022, the beginning of the earliest period presented.

These unaudited pro forma condensed consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Solutions Divestiture actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed consolidated financial information.

Description of the Solutions Divestiture

On October 23, 2023, a Business Combination Agreement (the “Damon Business Combination Agreement”) was entered into by and among Inpixon, Grafiti Holding, Inc., 1444842 B.C. LTD (“Amalco Sub”), and Damon Motors, Inc. (“Damon”), pursuant to which Damon will combine and merge with Amalco Sub, a British Columbia corporation and a wholly-owned subsidiary of Grafiti Holding, Inc., with Damon continuing as the surviving entity and a wholly-owned subsidiary of Grafiti Holding, Inc. (the “Grafiti Holding Transaction”).

Pursuant to the Damon Business Combination Agreement, Inpixon formed a newly wholly owned subsidiary, Grafiti Holding, Inc for the sole purpose of consummation of the Grafiti Holding Transaction. Inpixon contributed the assets and liabilities of Inpixon UK, a wholly owned subsidiary of Inpixon, to the then Inpixon wholly owned subsidiary Grafiti Holding, Inc. in accordance with the separation and distribution agreement. As the Registration Statement for the Damon Business Combination Agreement is not expected to become effective until the first half of 2024, on December 27, 2023 Inpixon transferred the Grafiti common shares to a newly-created liquidating trust, titled the Grafiti Holding Inc. Liquidating Trust (the “Trust”), which holds the Grafiti Holding, Inc. common shares for the benefit of the participating Inpixon securityholders. The Grafiti Holding, Inc. common shares will be held by the Trust until the Registration Statement has been declared effective by the Securities and Exchange Commission (the “SEC”). Promptly following the effective time of the Registration Statement, the Trust will deliver the Grafiti Holding, Inc. common shares to the participating Inpixon securityholders, as beneficiaries of the Trust, pro rata in accordance with their ownership of shares or underlying shares of Inpixon common stock as of the record date. Amalco Sub, a wholly-owned, direct subsidiary of Grafiti Holding, Inc., will merge with Damon resulting in Damon as the surviving entity post-merger (“Damon Surviving Corporation”). Upon the consummation of the Merger, both Inpixon UK and Damon will be wholly-owned subsidiaries of Grafiti Holding, Inc.. Following the Merger, Grafiti Holding, Inc. shall be known as the “Grafiti Combined Company.” The combined company will be renamed Damon Motors, Inc., and the ticker symbol will be changed to a symbol to be determined concurrent with the closing.

On February 20, 2024, Inpixon entered into an Equity Purchase Agreement to divest the remaining portion of Shoom, SAVES, and GYG that is excluded from the Grafiti Holding Transaction. The Company notes that this sale was probable as of December 31, 2023. The Equity Purchase Agreement, by and among Inpixon (“Seller”), Grafiti LLC, and Nadir Ali (“Buyer”), is structured so that Buyer will purchase from Seller 100% of the equity interest in Grafiti LLC for a minimum purchase price of $1,000,000 paid in two annual cash installments of $500,000 due within 60 days after December 31, 2024 and 2025. The purchase price and annual cash installment payments will be (i) increased for 50% of net income after taxes, if any, from the operations of Grafiti LLC for the years ended December 31, 2024 and 2025; (ii) decreased for the amount of transaction expenses assumed; (iii) increased or decreased by the amount working capital of Grafiti LLC on the closing balance sheet is greater or less than $1,000,000. The Company notes that the purchase price as of the date of this filing was $1,000,000.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

(in thousands, except share and per share amounts)

	INPX (Historical)	Pro Forma Adjustments for Divestiture of Grafiti Holdings Inc.	Pro Forma Adjustments for Sale of Grafiti LLC	Additional Pro Forma Adjustments	Note	INPX Pro Forma As Adjusted
		Note 1	Note 2
ASSETS
Current assets:
Cash and cash equivalents	$13,489	$(348)	$(811)	$2,356	B	$11,686
				(3,000)	C
Accounts receivable, net of allowances	1,560	(46)	(886)	—		628
Notes and other receivables	2,210	—	(118)	3,000	C	6,092
			1,000
Inventory	3,355	—	(1,353)	—		2,002
Prepaid expenses and other current assets	1,949	(2)	(250)	—		1,697
Total current assets	22,563	(396)	(2,418)	2,356		22,105

Property and equipment, net	1,013	—	(717)	—		296
Operating lease right-of-use asset, net	376	—	(10)	—		366
Software development costs, net	988	—	(605)	—		383
Investments in equity securities	189	—	(189)	—		—
Long-term investments	50	—	(50)	—		—
Intangible assets, net	2,304	—	—	—		2,304
Other assets	164	—	(23)	—		141
Total Assets	$27,647	$(396)	$(4,012)	$2,356		$25,595

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,920	(1)	(921)	—		998
Accrued liabilities	3,569	(65)	(835)	(707)	A	1,962
Warrant liability	1,410	—	—	(491)	B	919
Operating lease obligation, current	198	—	(7)	—		191
Deferred revenue	1,315	(100)	(682)	—		533
Short-term debt	11,165	—	—	(1,861)	A	9,304
Total current liabilities	19,577	(166)	(2,445)	(3,059)		13,907
Operating lease obligation, noncurrent	188	—	(4)	—		184
Total Liabilities	19,765	(166)	(2,449)	(3,059)		14,091

Stockholders’ Equity (Deficit)
Series 4 Convertible Preferred Stock	—	—	—	—		—
Series 5 Convertible Preferred Stock	—	—	—	—		—
Common Stock	112	—	—	33	A	194
				49	B
Additional paid-in capital	358,692	(230)	—	2,535	A	367,156
				6,159	B
Treasury stock	(695)	—	—	—		(695)
Accumulated other comprehensive (loss) income	41	—	—	—		41
Accumulated deficit	(347,971)	—	(3,860)	(3,361)	B	(355,192)
Stockholders’ Equity Attributable to Inpixon	10,179	(230)	(3,860)	5,415		11,504

Non-controlling Interest	(2,297)	—	2,297	—		—

Total stockholders’ equity (deficit)	7,882	(230)	(1,563)	5,415		11,504
Total Liabilities and Stockholder’s Equity	$27,647	$(396)	$(4,012)	$2,356		$25,595

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

(in thousands, except share and per share amounts)

	INPX (Historical)	Pro Forma Adjustments for Divestiture of Grafiti Holdings Inc.	Pro Forma Adjustments for Sale of Grafiti LLC	Additional Pro Forma Adjustments	Note	Spin-Off of CXApp	INPX Pro Forma As Adjusted
		Note 1	Note 2			Note 3
Revenues	$7,177	$(327)	(3,364)	—		$—	$3,486
Cost of revenues	1,632	(129)	(385)	—		—	1,118
Gross profit	5,545	(198)	(2,979)	—		—	2,368

Operating expenses:
Research and development	6,380	—	(2,838)	—		—	3,542
Sales and marketing	3,506	(132)	(1,412)	—		—	1,962
General and administrative	13,596	(71)	(1,148)	—		—	12,377
Acquisition-related costs	2,343	—	—	—		—	2,343
Transaction costs	2,970	—	—	—		—	2,970
Amortization of intangibles	671	—	—	—		—	671
Total operating expenses	29,466	(203)	(5,398)	—		—	23,865

Loss from operations	(23,921)	5	2,419	—		—	(21,497)

Other income (expense):
Interest income (expense), net	(4,300)	—	236	493	D	—	(3,571)
Other (expense) income	1,169	—	(120)	(1,142)	H	—	(93)
Unrealized gain/(loss) on equity securities	5,733	—	—	(5,733)	H	—	—
Realized loss on equity securities	(6,692)	—	—	6,692	H	—	—
Total other income (expense)	(4,090)	—	116	310		—	(3,664)

Net Loss from continuing operations, before tax	(28,011)	5	2,535	310		—	(25,161)
Income tax provision	(2,488)	—	—	—		2,589	101
Net Loss from continuing operations	(30,499)	5	2,535	310		2,589	(25,060)

Loss from discontinued operations, net of tax	(4,856)	—	—	—		4,856	—

Net Loss	(35,355)	5	2,535	310		7,445	(25,060)

Net Loss Attributable to Non-controlling Interest	(1,131)	—	1,131	—		—	—

Net Loss Attributable to Stockholders	(34,224)	5	1,404	310		7,445	(25,060)
Preferred Dividends	—	—	—	—		—	—

Net Loss Attributable to Common Stockholders	$(34,224)	$5	$1,404	$310		$7,445	$(25,060)

Net Loss Per Share - Basic and Diluted
Continuing Operations	$(0.82)						$(0.70)
Discontinued Operations	$(0.14)						$—
Net Loss Per Share - Basic and Dilutive	$0.96						$(0.70)

Weighted Average Shares Outstanding
Basic and Diluted	35,845,916						35,845,916

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except share and per share amounts)

	INPX (Historical)	Pro Forma Adjustments for Divestiture of Grafiti Holdings Inc.	Pro Forma Adjustments for Sale of Grafiti LLC	Additional Pro Forma Adjustments	Note	Spin-Off of CXApp	INPX Pro Forma As Adjusted
		Note 1	Note 2			Note 3
Revenues	$10,948	$(406)	$(4,433)	$—		$—	$6,109
Cost of revenues	3,425	(40)	(1,265)	$—		$—	$2,120
Gross profit	7,523	(366)	(3,168)	—		—	3,989

Operating expenses:
Research and development	8,338	—	(3,854)	—		$—	$4,484
Sales and marketing	3,876	(203)	(1,459)	—		$—	$2,214
General and administrative	15,520	(154)	(1,312)	—		$—	$14,054
Acquisition-related costs	410	—	—	—		$—	$410
Impairment of goodwill	6,659	—	(5,476)	—		$—	$1,183
Amortization of intangibles	1,526	—	(639)	—		$—	$887
Total operating expenses	36,329	(357)	(12,740)	—		—	22,232

Loss from operations	(28,806)	(9)	9,572	—		—	(19,243)

Other income (expense):
Interest income (expense), net	(677)	—	77	360	E	$—	$(185)
				55	D
Other expense, net	693	(8)	(63)	—		$—	$622
Unrealized loss on equity method investment	(1,784)	—	—	1,784	H	$—	$—
Unrealized gain/(loss) on equity securities	(7,904)	—	—	7,904	H	$—	$—
Warrant inducement expense	—	—	—	(3,361)	F	—	(3,361)
Total other income (expense)	(9,672)	(8)	14	6,742		—	(2,924)

Net Loss from continuing operations, before tax	(38,478)	(17)	9,586	6,742		$—	$(22,167)
Income tax provision	249	(2)	39	—		$—	$286
Net Loss from continuing operations	(38,229)	(19)	9,625	6,742		—	(21,881)

Loss from discontinued operations, net of tax	(28,075)	—	—	(3,860)	G	$28,075	$(3,860)

Net Loss	(66,304)	(19)	9,625	2,882		28,075	(25,741)

Net Loss Attributable to Non-controlling Interest	(2,910)	—	2,910	—		—	—

Net Loss Attributable to Stockholders	(63,394)	(19)	6,715	2,882		28,075	(25,741)
Accretion of Series 7 Preferred Stock	(4,555)	—	—			—	(4,555)
Accretion of Series 8 Preferred Stock	(13,090)	—	—			—	(13,090)
Deemed dividend for the modification related to Series 8 Preferred Stock	(2,627)	—	—			—	(2,627)
Deemed contribution for the modification related to Warrants issued in connection with Series 8 Preferred Stock	1,469	—	—			—	1,469
Amortization premium - modification related to Series 8 Preferred Stock	2,627	—	—			—	2,627
Preferred Stock Dividend	—	—	—	—		$—	$—
Net Loss Attributable to Common Stockholders	$(79,570)	$(19)	$6,715	$2,882		$28,075	$(41,917)

Net Loss Per Share - Basic and Diluted
Continuing Operations	$(22.08)						$(16.32)
Discontinued Operations	$(12.04)						$(1.66)
Net Loss Per Share - Basic and Dilutive	$(34.12)						$(17.97)

Weighted Average Shares Outstanding
Basic and Diluted	2,332,041						2,332,041

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Solutions Divestiture. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Solutions Divestiture taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-divestiture company. They should be read in conjunction with the historical financial statements and notes thereto of Inpixon and subsidiaries.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

Note 1: Derived from the net assets as of September 30, 2023 of Shoom, SAVES, and Game Your Game that were divested with Grafiti Holdings Inc.

Note 2: Derived from the net assets as of September 30, 2023 of Shoom, SAVES, and Game Your Game that were divested with Grafiti LLC, along with the inclusion of a $1,000,000 receivable which represents the estimated sale price of the divestiture.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2023

Note 1: Derived from the statement of operations of Shoom, SAVES, and Game Your Game related to the divestiture of Grafiti Holdings Inc. for the nine months ended September 30, 2023.

Note 2: Derived from the statement of operations of Shoom, SAVES, and Game Your Game related to the sale of Grafiti LLC for the nine months ended September 30, 2023.

Note 3: To remove discontinued operations related to the CXApp spin-off which was completed in March 2023. Derived from the unaudited condensed consolidated statement of operations of Inpixon and its subsidiaries for the nine months ended September 30, 2023, as presented in the Company’s quarterly 10-Q filing. Further adjusted for related impact on deferred taxes as a direct result of the CXApp spin-off.

For the Year Ended December 31, 2022

Note 1: Derived from the statement of operations of Shoom, SAVES, and Game Your Game related to the divestiture of Grafiti Holdings Inc. for the year ended December 31, 2022.

Note 2: Derived from the statement of operations of Shoom, SAVES, and Game Your Game and other related operation activity and associated assets related to the sale of Grafiti, LLC for the year ended December 31, 2022.

Note 3: To remove discontinued operations related to the CXApp spin-off which was completed in March 2023.

Note 2. Adjustments to Unaudited Pro Forma Condensed Consolidated Financial Information

The following is a summary of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements based on preliminary estimates, which may change as additional information is obtained.

A.	To account for the issuance of 334,750 shares of common stock issued by Inpixon at various dates between October 1, 2023 to February 20, 2024 related to the conversion of debt and interest of approximately $2,568,000.

B.	To account for the proceeds for the exercise of warrants with net proceeds of $2,356,000 inclusive of placement agent fees of $163,000. The exercise of the liability classified warrants resulted in a decrease in the warrant liability of approximately $491,000. In connection with the warrant exercise, the Company recorded a warrant inducement expense of $3,361,000. The warrants were exercised in conjunction with the issuance of new warrants, per the Inducement Agreement entered into on December 15, 2023. The new warrants issued as part of the warrant inducement were determined to equity classified.

C.	To account for the purchase of a convertible note and warrants from Damon on October 23, 2023 in an aggregate principal amount of $3,000,000 for a purchase price of $3,000,000. The full principal balance and interest on the convertible note will automatically convert into common shares of Damon upon the public listing of Damon.

D.	Represents adjustments to remove interest expense of $493,000 and $55,000 related to Inpixon’s conversion of debt, outlined in Note A, for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively.

E.	Represents adjustment to record interest income of $360,000 for the year ended December 31, 2022 regarding the convertible note from Damon outlined in Note C, which has an interest rate of 12% per annum. The note has a term of one year and as such did not include interest income for the nine months ended September 30, 2023 as a pro forma adjustment.

F.	Represents adjustment to include warrant inducement expense of $3,361,000 in connection with the exercise of warrants outlined in Note B.

G.	Represents adjustment to include the $3,860,000 loss for the sale of Grafiti LLC outlined in the Description of the Solutions Divestiture section above as of January 1, 2022. Grafiti LLC has net book value of approximately $2,653,000 as of September 30, 2023, in which the Company had an investment of approximately $4,860,000. The Company is to receive a minimum of $1,000,000 for their ownership interest in Grafiti LLC, resulting in a loss of approximately $3,860,000. The Company recorded a loss on discontinued operations in the fourth quarter of 2023, as the sale was considered probable. The sale occurred in the first quarter of 2024.

H.	Represents adjustments of a $183,000 gain and a $9,688,000 loss to remove unrealized and realized gains and losses associated with investments in equity securities that are to be divested with the Grafiti LLC divestiture for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively.